Exhibit 10.34

SECOND AMENDMENT TO LOAN AGREEMENT, CONSENT AND WAIVER

THIS SECOND AMENDMENT TO LOAN AGREEMENT, CONSENT AND WAIVER (this “Amendment”), dated as of September 11, 2013 (the “Amendment Effective Date”), is by and among PREMIER HEALTHCARE SOLUTIONS, INC. (formerly known as Premier, Inc.), a Delaware corporation (the “Company”), PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (“PPPLP”, together with the Company, each individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as hereinafter defined) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrowers, the Subsidiaries of the Borrowers party thereto (the “Guarantors”), and the Lender are parties to that certain Loan Agreement dated as of December 16, 2011 (as amended by that certain First Amendment to Loan Agreement dated as of August 17, 2012, that certain Consent dated as of July 18, 2013, and as further amended, modified, extended, restated or supplemented from time to time, collectively, the “Loan Agreement”);

WHEREAS, the Company has informed the Lender that the Company has not delivered the documentation required to be delivered pursuant to Section 7.11 of the Loan Agreement on or before August 18, 2013, in connection with the acquisition by the Company of all of the equity interests of SYMMEDRX, LLC, a Kansas limited liability company, on July 19, 2013 (the “SYMMEDRX Acquisition”), and as such an Event of Default has occurred and is continuing under Section 9.1(c)(i) of the Loan Agreement (the “Specified Default”);

WHEREAS, the Company has informed the Lender that, on or about October 1, 2013, the  Company intends to consummate a Reorganization (as such term is defined in the S-1 (as such term is defined below)) and an initial public offering of its Capital Stock (the “IPO”) and, in order to do so, the Company requests certain amendments to the Loan Agreement.  The date on which the IPO is consummated in accordance with the S-1 is referred to as the “IPO Effective Date”; and

WHEREAS, the Lender is willing to consent to the Reorganization and the IPO, waive the Specified Default and make such amendments to the Loan Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONSENT AND WAIVER

1.1          Consent.  Notwithstanding the provisions of the Loan Agreement to the contrary, the Lender hereby consents to the Reorganization and the IPO and to each other related transaction and document (including, without limitation, the transactions and documents identified on Exhibit A attached hereto) solely to the extent such transactions and documents are contemplated by the Form S-1, Registration Statement Under the Securities Act of 1933 filed with the Securities and Exchange Commission on August 26, 2013 (the “S-1”); provided, however, the Reorganization shall occur substantially contemporaneous with the IPO.

1.2          Waiver.   Notwithstanding the provisions of the Loan Agreement to the contrary, the Lender hereby waives the Specified Default.

1.3          Effectiveness of Consent and Waiver.  The consent set forth in Section 1.1 and the waiver set forth in Section 1.2 shall be effective only to the extent set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than the Specified Default and as otherwise waived herein nor as a waiver of any breach, Default or Event of Default of which the Lender has not been informed by the Credit Parties, (b) affect the right of the Lender to demand compliance by the Credit Parties with all terms and conditions of the Loan Documents, except as modified or waived by the consent in Section 1.1 or the waiver in Section 1.2, (c) except as provided by Sections 1.1 and 1.2, be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lender’s consent or approval under the Loan Documents or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Lender’s exercise of any rights or remedies under the Loan Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II
AMENDMENTS

A.            Amendment Effective Date Amendments.  Following the Amendment Effective Date, the Credit Agreement shall be amended in the following respects:

2.1          New Definitions.  The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

2.2          Amendment to Definition of Credit Party Obligation.  Clause (b) of the definition of Credit Party Obligation set forth in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) all liabilities and obligations, whenever arising, owing from any Credit Party to the Lender, or any Affiliate of the Lender, arising under any Bank Product (other than Excluded Swap Obligations)

2.3          Amendment to Section 4.1(c)(iii).  Section 4.1(c)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iii) the due and punctual payment and performance of all obligations of the Borrowers, monetary or otherwise, arising under any Bank Products (other than Excluded Swap Obligations) (all the monetary and other obligations referred to in the preceding clauses (i) through (iii) being collectively called the “Guaranteed Obligations”).

2.4          Amendment to Section 4.  The following Section 4.12 is hereby added to the end of Section 4 of the Credit Agreement to read as follows:

4.12        Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the obligations guaranteed hereunder occurs.  Each Qualified ECP Guarantor intends that this Section 4 constitute, and this Section 4 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.5          Amendment to Section 8.4.  The first sentence of Section 8.4 of the Loan Agreement is hereby amended and restated to read as follows:

Without the Lender’s prior written consent, no Credit Party will, nor will they permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

2.6          Amendment to Section 8.7(b).  The first sentence of Section 8.7(b) of the Loan Agreement is hereby amended and restated to read as follows:

PPPLP will not, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment (other than a redemption of the Capital Stock of departing owners to the extent made in the ordinary course); provided, however, PPPLP shall be permitted to make Restricted Payments described in clauses (a), (b) and (c) of the definition of Restricted Payment so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom, (ii) to the extent Revolving Loans are used to finance such Restricted Payment, the Credit Parties have demonstrated to the reasonable satisfaction of the Lender that, after giving effect to such Restricted Payment on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10 and (iii) the aggregate amount of all Restricted Payments made by PPPLP in any Four Quarter Period shall not exceed an amount equal to 95% of the portion of Combined EBITDA determined as of the end of the Four Quarter Period most recently ended attributable to PPPLP during such Four Quarter Period.

B.            IPO Effective Date Amendments.  Following the IPO Effective Date, the Credit Agreement shall be amended in the following respects:

2.7          New Definitions.  The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“S-1 Restricted Payment” shall mean that certain one-time dividend in an aggregate amount not to exceed $80,000,000 as specifically identified in the Form S-1, Registration Statement under the Securities Act of 1933, filed with the Securities and Exchange Commission on August 26, 2013.

“Second Amendment Effective Date” shall mean September 11, 2013.

2.8          Amendment to Definition of Change of Control.  The definition of the term “Change of Control” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Change of Control” means at any time the occurrence of any of the following events:  (a)  Persons constituting “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as amended) as of the Closing Date of the outstanding Voting Stock of the Company and PPPLP shall cease, for any reason, to be the beneficial owners of at least 25% of the outstanding Voting Stock of each of the Company and PPPLP; (b) the replacement of a majority of the board of directors of the Company over a two-year period from the directors who constituted the board of directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Company then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or (c) Premier Services, LLC, or any entity reasonably acceptable to the Lender, shall cease to own, directly or indirectly, 100% of the outstanding Class A common units of PPPLP (or other equity interests Premier Services, LLC or such other entity owns in PPPLP as of the Second Amendment Effective Date), free and clear of all Liens, or shall cease to be the general partner of PPPLP.

2.9          Amendment to Definition of Combined.  The definition of the term “Combined” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of PPPLP and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

2.10        Amendment to Section 7.1.  Section 7.1 of the Loan Agreement is hereby amended in the following respects:

(a)           Clause (f) of such section is hereby amended and restated in its entirety to read as follows:

(f)            [Reserved].

(b)           The following clause is hereby added at the end of such section:

So long as the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act, documents required to be delivered pursuant to Section 7.1(a), (b) or (g) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which (i) the Company posts such documents on the internet at www.premierinc.com;  or (ii) the Lender receives such documents from the Company through electronic mail in accordance with Section 10.1; provided that: (A) the Company shall deliver paper copies of such documents to the Lender upon request and (B) the Company shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents.

2.11        Amendment to Section 8.7.  Section 8.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment (other than a redemption of the Capital Stock of departing owners to the extent made in the ordinary course); provided, however, the Credit Parties shall be permitted to make (1) dividends payable solely in the Capital Stock of such Person, (2) dividends or other distributions payable to the Credit Parties, (3) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, the S-1 Restricted Payment and (4) any other Restricted Payments described in clauses (a), (b) and (c) of the definition of Restricted Payment so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom, (ii) to the extent Revolving Loans are used to finance such Restricted Payment, the Credit Parties have demonstrated to the reasonable satisfaction of the Lender that, after giving effect to such Restricted Payment on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10 and (iii) the aggregate amount of all Restricted Payments made by the Credit Parties pursuant to this clause (4) in any Four Quarter Period shall not exceed an amount equal to 60% of Consolidated EBITDA determined as of the end of the Four Quarter Period most recently ended.

2.12        Amendment to Section 8.9.  Section 8.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Without the Lender’s prior written consent (which consent shall not be unreasonably withheld), no Credit Party will, nor will they permit any Subsidiary to, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of a Credit Party that is not a Credit Party other than (a) normal compensation, fees and advances to and reimbursement of expenses of and indemnities provided for the benefit of officers and directors, (b) transactions in the ordinary course of business and under terms and conditions no less favorable to the Credit Party than could be obtained if disinterested parties were involved at arms-length, (c) the purchase by Premier, Inc., and transfer and assignment to Premier Services, LLC, of Capital Stock of the Credit Parties on or about the IPO Effective Date and (d) transactions and payments otherwise permitted by this Section 8.

2.13        Amendment to Loan Agreement.  The Loan Agreement is hereby amended such that each reference to “Combined”, “Combined Assets”, “Combined EBITDA”, “Combined Interest Expense” and “Combined Net Income” is hereby amended to mean a reference to “Consolidated”, “Consolidated Assets”, “Consolidated EBITDA”, “Consolidated Interest Expense” and “Consolidated Net Income”, as applicable.

2.14        Notice. The Lender hereby acknowledges that the Company has delivered the notice required by (a) Section 8.4 with respect to the proposed merger of Premier Plans, LLC into the Company which is expected to occur on or before the IPO Effective Date and (b) Section 8.10 with respect to the proposed name change of Premier Purchasing Partners, L.P. to Premier Healthcare Alliance, L.P. (the “PPPLP Name Change”), on or prior to the consummation of the IPO.  After giving effect to the PPPLP Name Change, all references to Premier Purchasing Partners, L.P. shall be amended to read Premier Healthcare Alliance, L.P.

To the extent the IPO is not consummated on or before March 31, 2014, in accordance with the terms of the S-1, the provisions contained in Sections 2.8 through 2.15 of this Amendment shall not become effective, but all other provisions (including, without limitation, the amendments contained in Sections 2.1 through 2.7, and the expense reimbursement and indemnity provisions) shall remain in full force and effect.

C.            Post-Closing Covenant.  The Borrowers will deliver all documentation required pursuant to Section 7.11 of the Loan Agreement in connection with the SYMMEDRX Acquisition by September 30, 2013.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1          Closing Conditions.  This Amendment shall be deemed effective as of the Amendment Effective Date upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Lender):

(a)           Executed Amendment.  The Lender shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Lender.

(b)           Default.  No Default or Event of Default (other than the Specified Default) shall exist.

(c)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE IIII
MISCELLANEOUS

4.1          Amended Terms.  On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Credit Documents shall hereafter mean the Loan Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2          Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No Amendment, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           After giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Loan Agreement are true and correct in all material respects as of the date hereof (except to the extent such representation or warranty relates to an earlier date, in which case it shall be true and correct in all material respects as at such earlier date).

(e)           No event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)            The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)           The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3          Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4          Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

4.5          Expenses.  The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented out-of-pocket fees and expenses of the Lender’s legal counsel.

4.6          Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

4.7          Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8          Counterparts; Telecopy or Other Electronic Means.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9          No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

4.10        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

4.11        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 10.10 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

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PREMIER HEALTHCARE SOLUTIONS, INC.

AMENDMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:

PREMIER HEALTHCARE SOLUTIONS, INC. (formerly known as Premier, Inc.), a Delaware corporation

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Chief Financial Officer

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership

	By:	Premier Plans, LLC
General Partner

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Chief Financial Officer

GUARANTORS:

PREMIER PHARMACY BENEFIT MANAGEMENT, LLC,
a Delaware limited liability company

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Chief Financial Officer

PREMIER PLANS, LLC,
a Delaware limited liability company

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Chief Financial Officer

[signature pages continue]

PREMIER CAP. CORPORATION,
a California corporation

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Treasurer

PREMIER SUPPLY CHAIN IMPROVEMENT, INC.,
a Delaware corporation

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

PROVIDER SELECT, LLC,
a Delaware limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

NS3 HEALTH, LLC,
a Florida limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

NS3 SOFTWARE SOLUTIONS, LLC,
a Florida limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

[signature pages continue]

COMMCARE PHARMACY - FTL, LLC,
a Florida limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

COMMCARE PHARMACY - WPB, LLC,
a Florida limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

COMMCARE PHARMACY - MIA, LLC,
a Florida limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elyn Dortch
Name:	Elyn Dortch
Title:	Senior Vice President

EXHIBIT A

CONSENT TRANSACTIONS

1. LP Agreement

2. Voting Trust Agreement

3. Exchange Agreement

4. Registration Rights Agreement

5. Tax Receivable Agreement

6. GPO Participation Agreement

7. Unit Put/Call Agreement

8. Contribution Agreement

9. Stock Purchase Agreement

10. Stock Repurchase Agreement to be entered into between the Company and Premier LP in connection with the Reorganization

11. Senior Executive Employment Agreements

12. Executive Employment Agreements

13. Indemnification Agreements

14. Underwriting Agreement

15. NASDAQ Listing Applications with respect to listing of shares of Class A common stock in conjunction with the IPO and Class A common stock issuances under the Premier, Inc. 2013 Equity Incentive Plan

16. Transfer Agent Services Agreement to be entered into between Premier, Inc. and Wells Fargo Bank, National Association

17. Limited Liability Company Agreement of Premier Services, LLC to entered into by Premier, Inc. as the sole member of Premier Services, LLC

18. Premier, Inc. 2013 Equity Incentive Plan

19. Premier, Inc. Annual Incentive Compensation Plan

20. Premier, Inc. Long-Term Incentive Compensation Plan

21. Premier, Inc. Deferred Compensation Plan